Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276245

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 11, 2024)

Scilex Holding Company

26,355,347 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 2,401,132 Shares of Common Stock

Up to 2,401,132 Shares of Common Stock Underlying the Pre-Funded Warrants

Common Warrants to Purchase up to 57,512,958 Shares of Common Stock

Up to 57,512,958 Shares of Common Stock Underlying the Common Warrants

StockBlock Warrants to Purchase up to 4,601,036 Shares of Common Stock

Up to 4,601,036 Shares of Common Stock Underlying the StockBlock Warrants

We are offering (i) 26,355,347 shares of our common stock, $0.0001 par value per share, (ii) pre-funded warrants to purchase up to 2,401,132 shares of our common stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 57,512,958 shares of our common stock (the “Common Warrants”) directly to certain accredited investors and qualified institutional buyers pursuant to this prospectus supplement and the accompanying base prospectus and a securities purchase agreement (the “Securities Purchase Agreement”), dated as of December 11, 2024. The combined offering price (a) per share of common stock and accompanying Common Warrants is $0.590 and (b) per Pre-Funded Warrant and accompanying Common Warrants is $0.5899.

The Pre-Funded Warrants will have an exercise price of $0.0001 per share and will be immediately exercisable upon issuance until exercised in full. The Common Warrants will have an exercise price of $0.6490 per share of common stock and will become exercisable on the six month anniversary of the date of issuance and one half of the Common Warrants (or Common Warrants to purchase an aggregate of 28,756,479 shares of common stock) will have a term that expires five years from the date of issuance and the remaining one-half of such Common Warrants (or Common Warrants to purchase an aggregate of 28,756,479 shares of common stock) will have a term that expires two and one-half years from the date of issuance. The shares of our common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock and certain warrants outstanding prior to this offering are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW,” respectively. On December 11, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.590 per share and the closing price of our listed warrants was $0.2301 per warrant. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants or Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

All of the shares of common stock, Pre-Funded Warrants and accompanying Common Warrants to be sold in the offering will be sold directly by us. Although such securities are being sold directly by us, we are obligated to pay certain fees to StockBlock Securities LLC (“StockBlock”) pursuant to certain contractual obligations between us and StockBlock. Accordingly, pursuant to such contractual obligations, we will pay StockBlock a fee in cash equal to 8.0% of the aggregate gross proceeds received by us in this offering. We have also agreed to issue to StockBlock or its designees warrants, substantially in the form of the Common Warrants, to purchase up to 4,601,036 shares of Common Stock (the “StockBlock Warrants”), representing up to 8.0% of the total number of shares of common stock and Pre-Funded Warrants issued in this offering. The StockBlock Warrants will have an exercise price of $0.7375 per share (which represents 125% of the combined offering price per share of common stock and accompanying Common Warrants sold in this offering), will become exercisable on the six month anniversary of the date of issuance and one half of the StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires five years from the commencement of sales in this offering and the remaining one-half of such StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires on the date that is two and one-half years from the date of issuance. We are also registering pursuant to this prospectus supplement and the accompanying prospectus the StockBlock Warrants and shares of common stock issuable upon exercise of the StockBlock Warrants.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and as such, are subject to reduced public company disclosure standards for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-20 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of certain risks you should consider before investing in our securities.

	Per Share and accompanying Common Warrant	Per Pre-Funded Warrant and accompanying Common Warrant	Total
Combined offering price(1)	$0.590	$0.5899	—
Proceeds to us, before expenses	$15,549,654.73	$1,416,427.77	$16,966,082.50

(1)

The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants and the Common Warrants being issued in this offering or the StockBlock Warrants to be issued pursuant to certain contractual obligations between us and StockBlock. As described above, although the securities being sold in the offering are being sold directly by Scilex, StockBlock will be entitled to certain payments in connection therewith.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 11, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Whenever we refer to “Scilex,” “we,” “our” or “us” in this prospectus supplement, we mean Scilex Holding Company, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying base prospectus, including the documents incorporated by reference therein, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying base prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the additional information under the heading “Information Incorporated by Reference; Where You Can Find More Information” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying base prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the document incorporated by reference herein or therein, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Scilex and this offering, you should carefully read this prospectus supplement, including any information incorporated by reference into this prospectus supplement, in its entirety. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the headings “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our other filings with the SEC.

Scilex Holding Company

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing the treatment for neurodegenerative and cardiometabolic diseases, and non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes.

Our commercial products are: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults. In addition, we have three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica for which we have completed a pivotal Phase 3 study; (ii) SP-103 (lidocaine topical system) 5.4% (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which we have completed a Phase 2 trial in low back pain (“LBP”) in the third quarter of 2023; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022. We believe our currently approved products and future product candidates, if approved by the FDA, could uniquely address what we believe are the significant unmet needs of the targeted populations and become the preferred treatment option for their respective indications.

Our guiding principle has always been and remains a patient-first approach, which drives our mission to meet the increasing global demand for more effective and safer non-opioid pain management solutions. Through rigorous research and development, we believe we are on the cusp of establishing Scilex as the preeminent name in commercial non-opioid pain management, specifically targeting the unmet needs in both acute and chronic pain sectors with our innovative and leading therapies. We believe that we have not only responded to the global demand for safer, more effective pain relief solutions, but also made substantial progress in demonstrating the rapid onset and enhanced safety of our products.

Our Products

We launched our first commercial product, ZTlido® (lidocaine topical system) 1.8% in October 2018. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. ZTlido is a single-layer, drug-in-adhesive topical delivery system comprised of an adhesive material containing 36 mg lidocaine, which is applied to a pliable nonwoven cloth backing and covered with a polyethylene terephthalate film release liner. ZTlido is commercially manufactured for us by Oishi Koseido Co., Ltd. (“Oishi”) in Japan. We license the rights to ZTlido from and rely exclusively on Oishi and Itochu Chemical Frontier Corporation (“Itochu”) pursuant to the Product Development Agreement dated as of May 11, 2011, by and among Scilex Pharmaceuticals Inc., our wholly owned subsidiary (“Scilex Pharma”), Oishi and Itochu, and the Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have exclusive worldwide rights to Oishi’s proprietary formulation and manufacturing technologies except with respect to Japan. In 2023, there were more than 182 million prescription lidocaine patches sold in the United States, according to Symphony Healthcare.

We launched our second commercial product, ELYXYB® in April 2023. We acquired the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYB® (celecoxib oral solution) and the commercialization thereof in the United States and Canada from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. in February 2023. ELYXYB® is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We filed a New Drug Submission to Health Canada’s Pharmaceutical Drugs Directorate, Bureau of Cardiology, Allergy and Neurological Sciences for the approval of ELYXYB® for acute treatment of migraine with or without aura in Canada.

We launched our third commercial product, GLOPERBA, in June 2024. We acquired certain rights to GLOPERBA on June 14, 2022, when we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg Agreement, among other things, Romeg granted us (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States, and (2) an exclusive, transferable license to use the trademark “GLOPERBA®”. GLOPERBA is an FDA-approved, oral medication for the treatment of gout in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We launched GLOPERBA in June 2024 and believe we are well positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the U.S.

Our Product Candidates

We acquired SP-102 from Semnur Pharmaceuticals, Inc., our wholly owned subsidiary (“Semnur”), in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA™ has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. We received our SP-103 Phase 2 top-line results in August 2023 and the trial achieved its objectives characterizing safety, tolerability and preliminary efficacy of SP-103 in acute LBP associated with muscle spasms. SP-103 was safe and well tolerated. Increase of lidocaine load in topical system by three times, compared with approved ZTlido, 5.4% vs. 1.8%, did not result in signs of systemic toxicity or increased application site reactions with daily applications over one month treatment. We will continue to analyze the SP-103 Phase 2 trial data along with an investigator study of ZTlido in patients with neck pain completed in the second half of 2023, which also has shown promising top-line efficacy and safety results. SP-103, if approved, could become the first FDA-approved lidocaine topical product for the treatment of chronic neck pain. SP-103 is a triple-strength lidocaine topical system designed to deliver a dose of lidocaine three times higher than any lidocaine topical product that we are aware of, either approved or in development. We are examining SP-103 as a treatment for chronic neck pain, a condition with high unmet need which we expect could affect over 20 million patients in the United States as of 2023. Once the data analysis has been completed from both studies, we will request end of Phase 2 meeting with the FDA to discuss next steps to Phase 3. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of our product candidates.

The following chart illustrates completed and anticipated milestones for our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our  Annual Report on Form 10-K for the year ended December 31, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus supplement for a discussion of some of the risks related to the execution of our business strategy.

Recent Developments

Warrant Amendment

On December 11, 2024, we entered into a warrant amendment (the “Warrant Amendment”) with one of the investors to exercise the outstanding amount of certain warrants that the Company issued to such investor on March 5, 2024. Pursuant to the Warrant Amendment, the investor agreed to exercise outstanding warrants to purchase an aggregate of 1,764,706 shares of common stock in cash at an amended exercise price of $0.59 per share. The gross proceeds to the Company from such exercise is approximately $1.041 million (the “Payment Amount”). Pursuant to the Warrant Amendment, if the Payment Amount has not been received by the Company by the second business day after the date the Warrant Amendment was entered into, the exercise price in effect prior to the date of the Warrant Amendment shall remain as in effect, which is $1.70 per share.

Tranche A Consent Letter

On December 9, 2024, we entered into a Consent Letter (the “Tranche A Consent Letter”) with Oramed Pharmaceuticals Inc. (“Oramed”), pursuant to which Oramed consented, and SCLX Stock Acquisition JV LLC (“SCLX JV”) agreed to (i) transfer (in one or more series of transfers) up to an aggregate of 60,068,585 shares of our common stock, par value $0.0001 per share (the “Relevant Scilex Shares” and each a “Relevant Scilex Share”) held by SCLX JV, to an account of SCLX JV at a Designated Broker (as defined therein), subject to certain conditions, and (ii) subsequently to engage in sales of the Relevant Scilex Shares to one or more purchasers in such amounts, at such times, and at such prices as SCLX JV may determine in its sole discretion; provided that, the net cash proceeds of any sale of the Relevant Scilex Shares shall be distributed in accordance with the Specified Order (as defined below) (any such transfers, sales, distributions and the payment of the Specified Fee (as defined below), collectively, the “Subject Transactions”).

Pursuant to the Tranche A Consent Letter and the Tranche B Consent Letters (as defined below), (a) on each date on which scheduled principal installments are due in accordance with that certain Senior Secured Promissory Note, dated as of September 21, 2023, issued by us to Oramed (as amended, the “Tranche A Note” or the “Oramed Note”), to the extent we fail to pay the scheduled principal installment on such date, SCLX JV shall deliver the shortfall of any such scheduled principal installment on the Tranche A Note to Oramed from the Net Cash Proceeds (as defined therein) from such Subject Transactions, and (b) on each Amortization Date (as defined in that certain Tranche B Senior Secured Convertible Note, dated as of October 8, 2024, issued by the Company to Oramed, Nomis Bay Ltd, BPY Limited and 3i, LP (collectively, the “Tranche B Noteholders”, and the note, the “Tranche B Notes”), to the extent we fail to pay the Amortization Amount (as defined in the Tranche B Notes) to the Tranche B Noteholders, SCLX JV shall deliver the shortfall of any such required Amortization Amount to the Tranche B Noteholders from the Net Cash Proceeds (as defined therein) from such Subject Transactions. The parties agreed that amortization payments under the Tranche A Note and the Tranche B Notes are to be made in the following sequence (such order, the “Specified Order”): (i) first, to Oramed, an aggregate amount equal to $13,239,205 in satisfaction of the principal payment due on December 21, 2024 under the Tranche A Note, (ii) second, to the Tranche B Noteholders an aggregate amount equal to and in satisfaction of the Amortization Redemption Price (as defined in the Tranche B Notes) due on January 2, 2025, and (iii) third, to Oramed until the remaining outstanding principal amount and accrued and unpaid interest under the Tranche A Note is paid in full (the “Remaining Tranche A Payment”). In addition, SCLX JV agreed to pay the Designated Broker a sales commission equal to 2.5% of the gross proceeds from the sale of a Relevant Scilex Share (the “Specified Fee”).

In consideration for the consent to the Subject Transactions, and to further secure the complete timely payment, performance and discharge in full, as the case may be, of all of the Obligations (as defined in the Consent Letters), SCLX JV granted to Acquiom Agency Services LLC (the “Agent”) as the agent a security interest in and to, a lien, among other things, on the proceeds of the Relevant Scilex Shares (collectively, the “SCLX Shares Collateral”).

Tranche B Consent Letters

On December 9, 2024, we entered into a Consent Letter with each of (i) Nomis Bay Ltd and BPY Limited (the “Nomis Bay Consent Letter”), (ii) Oramed (the “Oramed Consent Letter”) and (iii) 3i, LP (the “3i Consent Letter” and, together with the Nomis Bay Consent Letter and the Oramed Consent Letter, the “Tranche B Consent Letters” and together with the Tranche A Consent Letter, the “Consent Letters”), respectively, pursuant to which the Tranche B Noteholders consented to, and SCLX JV agreed to, the Subject Transactions.

We and the Tranche B Noteholders further agreed that, from and after the satisfaction of the Remaining Tranche A Payment, the amortization payments under the Tranche A Note and the Tranche B Notes shall be distributed to the Tranche B Noteholders in an aggregate amount equal to and in satisfaction of the Amortization Redemption Price due on April 1, 2025 and the Amortization Redemption Price due on July 1, 2025 (each as defined in the Tranche B Notes).

Waivers Related to Late SEC Filing

As previously disclosed by us, as a result of our failure to timely file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”), we expected that, among other things, we would be in default under the Oramed Note and the Tranche B Notes (together with the Oramed Note, the “Existing Notes”), which could have resulted in the accelerated payment of our obligations under the Existing Notes and provide the holders thereof various remedies under the Existing Notes, including penalty interest and liquidated damages. An event of default under the Existing Notes would, among other things, allow the holder of the Oramed Note to elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof to require that we redeem such notes in accordance with the terms thereof, in each case unless the holders amend such Existing Notes to eliminate, defer or otherwise waive such event of default (to the extent a waiver alone is sufficient to eliminate certain rights), including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes. We continue to work towards filing our Q3 Form 10-Q as soon as possible.

Oramed Waiver

On November 21, 2024, we and Oramed entered into a Waiver and Consent under the Oramed Note (the “Oramed Waiver”), pursuant to which Oramed agreed to waive (i) our failure to file and deliver the Q3 Form 10-Q and our quarterly financial statements by November 14, 2024, and (ii) our failure to give notice of such breach, each as required pursuant to the terms of the Oramed Note (the “Oramed Note Event of Default”). In connection with such waiver, we agreed (i) to deliver the quarterly financial statements for the fiscal quarter ending September 30, 2024 (the “September 2024 Financial Statements”) on or before January 20, 2025 and (ii) to engage a new independent registered public accounting firm to provide the September 2024 Financial Statements, which firm shall be one of a list of firms separately provided by us to Oramed or a firm of substantially the same reputation and national standing. As a result of the foregoing, there is presently no event of default under the Oramed Note as a result of our failure to file the Q3 Form 10-Q by November 14, 2024.

The initial aggregate principal amount of the Oramed Note was $101.875 million. As of the date of this prospectus supplement, the remaining principal amount under the Oramed Note is approximately $38 million.

Tranche B Waiver and Consent

On November 21, 2024, we entered into a Waiver and Consent with each of (i) Nomis Bay Ltd and BPY Limited (the “Murchinson Waiver and Consent”), (ii) Oramed (the “Oramed Waiver and Consent”) and (iii) 3i, LP (the “3i Waiver and Consent” and, together with the Murchinson Waiver and Consent and the Oramed Waiver and Consent, the “Tranche B Waiver and Consent”), respectively, pursuant to which each of the Tranche B Noteholders agreed to waive (i) our failure to file and deliver the Q3 Form 10-Q by November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934 until November 19, 2024), (ii) the cross-default pursuant to the terms of the Tranche B Notes as a result of the Oramed Note Event of Default, and (iii) our requirement to give notice of such breach, each as required pursuant to the terms of the Tranche B Notes (collectively, the “Tranche B Notes Event of Default”); provided that the Q3 Form 10-Q shall be due no later than January 20, 2025. As a result of the foregoing, there is presently no event of default under the Tranche B Notes as a result of our failure to file the Q3 Form 10-Q by November 14, 2024.

The initial aggregate principal amount of the Tranche B Notes was $50.0 million. As of the date of this prospectus supplement, the Tranche B Noteholders have previously converted approximately $9.0 million of the aggregate principal amount (plus applicable interest and make-whole amount) of the Tranche B Notes into shares of our common stock, whereby the remaining principal amount under the Tranche B Notes is approximately $41 million.

Nasdaq Notifications

On November 1, 2024, we received a letter (the “Minimum Bid Notice”) from Nasdaq notifying us that, because the closing bid price for our common stock has been below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

The Minimum Bid Notice has no immediate effect on the listing of our common stock on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until April 30, 2025, to regain compliance with the Minimum Bid Price Requirement. During the compliance period, our shares of common stock will continue to be listed and traded on The Nasdaq Capital Market. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 calendar day grace period.

In the event we are not in compliance with the Minimum Bid Price Requirement by April 30, 2025, we may be afforded a second 180 calendar day grace period. To qualify, we would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to provide written notice of our intention to cure the minimum bid price deficiency during this second 180-day compliance period by effecting a reverse stock split, if necessary.

We intend to actively monitor the bid price for our common stock between now and April 30, 2025 and will consider available options to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or that we will otherwise be in compliance with the other listing standards for The Nasdaq Capital Market.

On November 21, 2024, we received a notice (the “10-Q Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising us that we were not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of our failure to file our Q3 Form 10-Q in a timely manner. The Listing Rule requires listed companies to timely file all required periodic reports with the SEC. We previously reported in our Form 12b-25 filed with the SEC on November 14, 2024 that we were unable to file our Q3 Form 10-Q within the prescribed time period without unreasonable effort or expense.

Under Nasdaq rules, we have 60 calendar days from receipt of the 10-Q Notice, or until January 20, 2025, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts our plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

We are working to file the Q3 Form 10-Q as soon as possible in order to regain compliance with the Listing Rule. However, if we do not submit the Q3 Form 10-Q by January 20, 2025, we will submit a plan by such date to Nasdaq that outlines, as definitively as possible, the steps we will take to promptly file the Q3 Form 10-Q.

Preferred Stock Dividend

On October 28, 2024, in connection with the dividend described below, our board of directors (the “Board”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Mandatory Exchangeable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 5,000,000 shares of our authorized but unissued preferred stock, par value $0.0001 per share, as Series 1 Mandatory Exchangeable Preferred Stock. Pursuant to the Certificate of Designation, the holders of Series 1 Mandatory Exchangeable Preferred Stock may become entitled to a pro rata portion of the number of shares that represents the lesser of (a) 10% of the shares of common stock, par value $0.00001 per share (the “Semnur Common Stock”), of Semnur (or such other securities into which or for which such stock may be exchanged or converted), held by us as of immediately prior to the Effective Date (as defined in the Merger Agreement) (taking into account any adjustment for any stock dividend, stock split, reverse stock split or similar transaction) and (b) that number of shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) equal to $200,000,000 divided by the closing price of such Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) on any national securities exchange on which such shares are listed on the date that is 10 trading days prior to the Determination Date (as defined below), which shares shall be paid from the shares of Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) held by us as of immediately prior to the Effective Time (taking into account any adjustment for any stock dividend, stock split, reverse stock split or similar transaction). For purposes of the Certificate of Designation, (a) “Effective Time” means the effective time of the Semnur Merger (as defined below) as determined under the terms of the Merger Agreement (as defined below), (b) “Determination Date” means, if the Semnur Common Stock (or such other securities into which or for which such stock may be exchanged or converted) is listed for, and trading on, any national securities exchange, the date that is 15 trading days following the Registration Date, (c) “Registration Date” means the earlier of (i) the Effective Time, at which time the shares of Semnur Common Stock (or such other securities into which or for which such stock has been exchanged or converted) are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the time at which the Registration Statement is declared effective by the Securities and Exchange Commission, (d) “Registration Statement” means a registration statement, whether under the Exchange Act, or the Securities Act of 1933, as amended (the “Securities Act”), that is filed by Semnur or any successor thereto or affiliate thereof with respect to the registration of the Semnur Common Stock or any securities into which or for which such stock may be exchanged or converted, and (e) “Semnur Merger” means the merger of Merger Sub with and into Semnur, upon the terms and subject to the conditions set forth in the Merger Agreement (as defined below).

As previously announced by us, the Board approved authorized management to explore ways in which to maximize the value of Semnur and SP-102 (SEMDEXA™), the product candidate held by Semnur, for us and our stockholders, including by way of conducting a spin-off, merger, dividend, reclassification or other similar transaction.

Also as previously announced by us, Semnur entered into that certain Agreement and Plan of Merger, dated as of August 30, 2024 (as may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), with Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the closing of the transactions contemplated thereby, “Denali”), and Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”).

In furtherance of the effort to maximize the value of Semnur, on October 27, 2024, the Board declared a stock dividend (the “Dividend”) consisting of an aggregate of 5,000,000 shares (the “Dividend Stock”) of our Series 1 Mandatory Exchangeable Preferred Stock, par value $0.0001 per share, to record holders of the following Company securities as of the close of business on November 7, 2024 (the “Record Date”): (i) our common stock (such record holders, the “Record Common Holders”), (ii) certain warrants to purchase common stock that have not been exercised prior to the Record Date (and which have the right to participate in the

Dividend pursuant to the terms of their respective warrants, other than, for the avoidance of doubt any warrants to purchase common stock with an exercise price of $11.50 per share, and any other warrants that by their terms have not vested and are therefore not entitled to participate in the Dividend) (such warrants, the “Participating Warrants” and such record holders, the “Record Warrant Holders”), (iii) certain tranche B senior secured convertible notes issued by us in October 2024 (such notes, the “Participating Notes” and such record holders, the “Record Note Holders”), and (iv) our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” and such record holder, the “Record Preferred Holder” and together with the Record Common Holders, the Record Warrant Holders, and the Record Note Holders, the “Record Holders”).

Subject to the Board’s right to change the Record Date and conditioned upon the effectiveness of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Dividend (unless otherwise determined by the Board) shall be paid on such date to be determined by subsequent resolutions of the Board, which payment date shall be within 60 days following the Record Date (i.e., by January 6, 2025) (such date as determined by the Board, the “Payment Date”) and shall be apportioned on a pro rata basis among the Record Holders in accordance with each Record Holder’s ownership percentage of our common stock (assuming the full exercise of all Participating Warrants to purchase common stock held by the Record Warrant Holders, the conversion of all Participating Notes held by the Record Note Holders and deemed conversion of all outstanding Series A Preferred Stock held by the Record Preferred Holder) as of the Record Date as set forth in the records of our transfer agent (with respect to the Record Common Holders and Record Preferred Holder) and us (with respect to the Record Warrant Holders and the Record Note Holders) as of the Record Date. The Dividend Stock will be subject to certain transfer restrictions set forth in the Certificate of Designation filed by us with the Secretary of State of the State of Delaware on October 28, 2024. The Record Date may be changed by the Board for any reason at any time prior to the actual payment of the Dividend with any such change in Record Date to be disclosed by us in a Current Report on Form 8-K. Payment of the Dividend is conditioned upon the Board not having revoked the dividend prior to the Payment Date, including for a material change to the solvency or surplus analysis presented to the Board.

October 2024 Securities Purchase Agreement

On October 7, 2024, we entered into a Securities Purchase Agreement (the “October 2024 SPA”) with certain institutional investors (collectively, “Investor”) and Oramed (together with the Investor, the “Buyers”), to refinance a portion of the Tranche A Note and pay off certain other of our indebtedness.

Pursuant to the October 2024 SPA, we agreed to issue and sell, in a registered offering by us directly to the Buyers, (i) a new tranche B of our senior secured convertible notes in the aggregate principal amount of $50,000,000 (the “Notes”), which Notes will be convertible into shares of common stock and (ii) warrants (the “October Warrants”) to purchase up to 7,500,000 shares of common stock directly to the Buyers.

The October 2024 SPA contains customary representations, warranties, covenants and agreements by us and customary conditions to closing. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the October 2024 SPA were consummated on October 8, 2024.

Under the October 2024 SPA, we agreed that so long as any Notes remain outstanding, we and each of our subsidiaries will not effect or enter into an agreement to effect any issuance of shares of common stock or common stock equivalents involving a variable rate transaction; provided that the foregoing restriction will not apply to our existing at-the-market offering program.

Pursuant to the terms and conditions contained in the October 2024 SPA, we also agreed to reimburse Investor for all reasonable costs and expenses incurred by it or its affiliates in connection with the October 2024 SPA, the Notes, the October Warrants, the Royalty Purchase Agreement (as defined below) and certain other transaction documents, and an aggregate amount of $950,000 non-accountable legal fees of outside counsel and special finance and collateral counsel, which shall be withheld by Investor from its purchase price at the closing of the transaction, less $20,000 previously paid by us. We were also responsible for the payment of a $2,000,000 fee to the placement agent in addition to the payment of any placement agent’s reasonable fees, financial advisory fees relating to or arising out of the transactions contemplated by the October 2024 SPA. In addition, in conjunction with and pursuant to the Letter Agreement (as defined below), we were also responsible for the payment of legal fees of outside counsel for Oramed relating to or arising out of the transactions contemplated hereby and the payment date extensions described under the Letter Agreement (as defined below). We were also responsible for the payment of any fees of the Agent and the legal fees incurred thereby relating to or arising out of the transactions contemplated by the October 2024 SPA.

Amendment to Scilex-Oramed SPA

As previously announced, on September 21, 2023, we entered into, and consummated the transactions contemplated by, a securities purchase agreement (the “Scilex-Oramed SPA”) with Oramed and the Agent.

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, we issued to Oramed the Tranche A Note, and (ii) warrants to purchase up to an aggregate of 13,000,000 shares of shares of our common stock, with an exercise price of $0.01 per share and restrictions on exercisability.

In connection with the execution of the Securities Purchase Agreement, on October 8, 2024, we, Oramed and the Agent entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment No. 1 to Scilex-Oramed SPA”). The Amendment No. 1 to Scilex-Oramed SPA was entered into to account for the issuance of the Notes and the execution of certain related documents including the Subordination Agreement (as defined below) and an agreement among the holders of the Notes addressing the allocation of various rights and obligations as among the holders of the Notes and the Tranche A Note.

Senior Convertible Notes

The aggregate principal balance of the Notes is $50,000,000. The aggregate purchase price for the Notes and the related warrants (described below) is $45,000,000. The Notes have an original issue discount of 10.0%. We received in exchange for the issuance of the Notes to the Investor an aggregate amount in cash equal to $22,500,000, excluding fees and expenses (as noted above) from the Investor. We received from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under Tranche A Note of an equivalent amount. The Notes bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at our option, either in cash or in shares of Common Stock, subject to certain conditions.

Unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date (the “Maturity Date”), subject to extension at the option of the holder in certain circumstances as provided in the Note. All amounts due under the Note are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holder into shares of our common stock at a conversion price equal to $1.09 per share, subject to adjustment as described in the Notes. The Notes are our senior secured obligation (alongside and in certain circumstances described herein subordinate to, the Tranche A Note) and rank senior to the right to payment of the holders of our unsecured debt, except as described herein. The net proceeds to us from the sale of securities in this offering were used for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the revolving credit facility with eCapital Healthcare Corp., satisfaction of certain legal and other fees, costs and expenses of the Investor, Oramed, the placement agent and the Agent, and to the extent of any remaining funds for our working capital and general corporate purposes.

At any time after issuance, all amounts due under the Notes are convertible, in whole or in part, at the holder’s option, into Common Stock at the initial fixed conversion price of $1.09 per share (the “Conversion Price”), which is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and (ii) full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect. The Conversion Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless shareholder approval is obtained to allow the Notes to convert at a price lower than the Conversion Floor Price in accordance with the listing rules of Nasdaq. The Company is under no obligation to seek or obtain such shareholder approval.

The Notes held by an individual holder of the Notes may not be converted into shares of common stock to the extent such conversion would result in holder (together with certain related parties of holder) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of the common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

We have the right (assuming no failure of certain specific conditions relating to our equity) to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Notes to be redeemed, and (ii) the equity value of common stock underlying such Notes. We have a mandatory obligation to redeem the Notes upon an event of default bankruptcy.

The Notes are subject to redemption by us at the election of a holder in certain circumstances as more fully described therein, including, among other events, a change of control of the Company, a subsequent placement of certain securities of the Company, and asset sales by the Company.

The Notes contain affirmative and negative covenants binding on us and our subsidiaries which restrict, among other things, us and our subsidiaries from incurring indebtedness or liens, redeeming securities, repaying certain indebtedness or declaring or paying any cash dividend or distribution, selling or disposing of any assets or rights of the Company and its subsidiaries, entering into or being a party to any transactions with any affiliates, incurring or guaranteeing any indebtedness or permitting the acceleration of any indebtedness, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. In addition, at the request of the holder, not more frequently than once per fiscal year, we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

The Notes contain certain customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of $5,000,000 or more. The interest rate of the Notes will automatically increase to 15.0% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. We are also required to pay a late charge of 15.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

The Notes prohibit us from entering into specified fundamental transactions unless the successor entity assumes all of our obligations under the Notes under a written agreement approved by the required holders of the Notes before the transaction is completed. Upon consummation of specified fundamental transactions, the successor entity must confirm that upon conversion or redemption of the Notes thereafter, shares of the successor entity will be issuable upon such conversion or redemption. As noted above, the holders of the Notes have certain redemption rights upon a fundamental transaction constituting a change of control.

In connection with any amortization, certain redemptions or other repayment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the Maturity Date of such Notes.

October Warrants

The October Warrants are immediately exercisable and expire five years from the issuance date. The October Warrants issued to the Investor at Closing are initially exercisable for 3,750,000 shares of Common Stock in the aggregate. The October Warrants issued to Oramed at Closing are initially exercisable for 3,750,000 shares of Common Stock.

The October Warrants are initially exercisable for cash at an exercise price equal to $1.09 per share of Common Stock (the “Exercise Price”). The Exercise Price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exercise Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the October Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with Nasdaq listing rules. We are under no obligation to seek or obtain such shareholder approval. If at the time of exercise of the October Warrants, there is no effective registration statement registering the shares of Common Stock underlying the October Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

A holder shall not have the right to exercise any portion of a Common Warrant to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of the common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

The October Warrants prohibit us from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of our obligations under the October Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Common Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Common Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of October Warrants will have the right to force us to repurchase such holder’s Common Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the October Warrants, of the then unexercised portion of the Common Warrant.

Royalty Purchase Agreement

In connection with the closing of the transactions contemplated by the October 2024 SPA, but as a distinct and separate matter, on October 8, 2024, we and Scilex Pharmaceuticals Inc. (“Scilex Pharma”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with certain institutional investors (collectively, the “Royalty Investors”) and Oramed (together with the Royalty Investors, the “RPA Purchasers”). Pursuant to the Royalty Purchase Agreement, Scilex Pharma has sold to the RPA Purchasers the right to receive 8% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to ZTlido (lidocaine topical system) 1.8%, SP-103 (lidocaine topical system) 5.4%, and any related, improved, successor, replacement or varying dosage forms of the foregoing (the “Covered Products”).

In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth in the Royalty Purchase Agreement, the aggregate purchase price for the Purchased Receivables was $5,000,000 (net of expenses of the RPA Purchasers). The Royalty Investors paid to Scilex Pharma an aggregate amount equal to $2,500,000 minus the expenses of the Royalty Investors and Oramed paid to Scilex Pharma an amount equal to $2,500,000 minus Oramed’s expenses (collectively, the amount so paid by the RPA Purchasers, the “RPA Closing Payment”). Oramed’s portion of the purchase price was paid by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to its portion of the RPA Closing Payment, which amount extinguished and reduced $2,500,000 of the outstanding balance under the Oramed Note.

The Royalty Purchase Agreement terminates six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled hereunder during the period commencing on the date of the closing of the transactions contemplated thereby and expiring on the tenth anniversary of such closing date.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by us. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Royalty Purchase Agreement were consummated on October 8, 2024.

Royalty Security Agreement

Pursuant to the terms of the Royalty Purchase Agreement, Scilex Pharma entered into a Security Agreement with the collateral agent (as identified therein) for the benefit of the RPA Purchasers, dated as of October 8, 2024 (the “Royalty Security Agreement”).

Under the Royalty Security Agreement, our and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and the regulatory approvals, in each case related to the Covered Products.

Subordination Agreement

In connection with the Royalty Purchase Agreement and Royalty Security Agreement, Scilex Pharma entered into that certain Subordination Agreement, dated as of October 8, 2024 (the “Subordination Agreement”), by and among Scilex Pharma, the RPA Purchasers and the Note Agent (each as defined in the Subordination Agreement). The parties agreed that all obligations, liabilities and indebtedness under the Royalty Purchase Agreement will be secured by first priority liens on the collaterals under the Royalty Security Agreement (the “Royalty Collateral”), and all obligations under the Amended and Restated Security Agreement (as defined below) will be secured by the Royalty Collateral and second priority liens on the collaterals under the Royalty Security Agreement.

Tranche A Note Consent and Amendment

In connection with the refinancing, we entered into a Consent and Amendment for the Tranche A Note (the “Consent and Amendment”), dated as of October 8, 2024 with Oramed. Pursuant to the Consent and Amendment, we and Oramed consent to (i) our (and, to the extent applicable, our subsidiaries’) entry into and performance of the October 2024 SPA, the issuance of the Notes and the October Warrants and performance of the terms thereof, the entry into and performance of the Royalty Purchase Agreement and other related amendment documents and the consummation of the refinancing, and (ii) the payment of all transaction fees and expenses related to the refinancing transactions. Oramed further agreed that the proceeds of the refinancing transactions utilized to repay the Tranche A Note shall not constitute a voluntary prepayment, and no Make-Whole Amount (as defined in the Tranche A Note) or other premium shall be payable with respect thereto.

Subsidiary Guarantee Amendment

As previously announced, on September 21, 2023, in connection with the Scilex-Oramed SPA, we and each of our subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with Oramed and the Agent, as the collateral agent for the holder of the Tranche A Note, pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Tranche A Note and any Additional Notes (as defined in the Subsidiary Guarantee). In connection with the refinancing, we, the Guarantors, Oramed and the Agent agreed to amend the Subsidiary Guarantee by entering into the Subsidiary Guarantee Amendment (the “Subsidiary Guarantee Amendment”) to reflect the refinancing arrangement as set out above.

Amended and Restated Security Agreement

As previously announced, on September 21, 2023, we and the Guarantors entered into a security agreement (the “Security Agreement”) with Oramed and the Agent, pursuant to which we and the Guarantors granted to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note and any Additional Notes) a security interest in all or substantially all of our property and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of our obligations under the Tranche A Note and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations.

In connection with the refinancing, we, the Guarantors, Oramed and the Agent agreed to amend and restate the Security Agreement by entering into the Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”) to grant to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note, any Additional Notes and the Notes) a security interest in all or substantially all of our property and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of our obligations under the Notes in addition to the obligations under the Tranche A Note, the Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, which had previously been secured under the Security Agreement, subject to certain customary limitations.

The Amended and Restated Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Amended and Restated Security Agreement. Pursuant to the Amended and Restated Security Agreement, Semnur will be excluded as a Guarantor after the consummation of the business combination contemplated by the Merger Agreement.

Binding Term Sheet Regarding Rest of World License Agreement

In connection with the closing of the transactions contemplated by the October 2024 SPA, but as a distinct and separate matter, on October 8, 2024, we entered into a binding term sheet (the “ROW License Term Sheet”) with certain investors (the “ROW Parties”) for a license and development agreement (the “Lido License Agreement”) with respect to services, compositions, products, dosages and formulations comprising lidocaine, including without limitation, the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between us, Oishi and Itochu, as amended. Subject to determination of a final structure for the transactions contemplated by the ROW License Term Sheet, it is anticipated that the ROW Parties will hold the Lido License Agreement through a joint venture, “Lido DevCo”, owned and controlled by the ROW Parties.

In consideration for the rights to be provided under the proposed Lido License Agreement, as more fully described in the ROW License Term Sheet, Lido DevCo will invest $200,000 (whether through cash consideration or in-kind payment through the provision of services) per year toward expanding the product. Under the proposed License Agreement, we will grant Lido DevCo a worldwide, exclusive right, license and interest to all products rights for the development, out-licensing, commercialization of any Product outside of the United States and any excluded designated territories (the “ROW Territory”) and each of Lido DevCo and we will receive 50% of the net revenue (less expenses) generated in the ROW Territory. We are required to use our commercially reasonable efforts to obtain the consent of Oishi and Itochu to the Lido License Agreement, including by enforcing our rights under such Product Development Agreement if that consent is not obtained within 30 days of execution of the ROW License Term Sheet, Lido DevCo has the right to designate an agent to continue negotiations directly with Oishi and Itochu. Definitive documents for the Lido License Agreement and related matters are subject to negotiation among the parties thereto.

Semnur Merger Agreement

On August 30, 2024, Semnur entered into the Merger Agreement with Denali and Merger Sub.

The Merger Agreement provides that, among other things, (i) on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Semnur, with Semnur surviving as a wholly owned subsidiary of Denali (the “Merger”), and (ii) prior to the closing of the Merger, Denali will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and de-register in the Cayman Islands in accordance with Section 206 of the Cayman Companies Act (the “Domestication”). Upon the closing of the Merger (the “Closing”), it is anticipated that Denali will change its name to “Semnur Pharmaceuticals, Inc.” (“New Semnur”). Shares of Denali common stock following the Domestication are hereinafter referred to as “New Semnur Common Shares”. Shares of Denali Series A preferred stock following the Domestication are hereinafter referred to as “New Semnur Preferred Shares”. Warrants to purchase New Semnur Common Shares following the Domestication are hereinafter referred to as “New Semnur Warrants”.

Business Combination

On November 10, 2022, Vickers Vantage Corp. I, our predecessor company (“Vickers”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing (“Vickers Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”), as it may be amended or restated from time to time (the “Vickers Merger Agreement”).

Pursuant to the Merger Agreement, (i) prior to the closing of the Business Combination, Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the closing of the Business Combination, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Vickers Merger”), with Legacy Scilex as the surviving company in the Vickers Merger, and, after giving effect to such merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of our company, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

The Offering

Common stock offered by us	26,355,347 shares

Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase up to an aggregate of 2,401,132 shares of common stock to certain investors whose purchase of shares of common stock in this offering would otherwise result in any such investor, together with such investor’s affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of an investor, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is being sold together with (i) a Common Warrant to purchase one share of our common stock which will have a term that expires five years from the date of issuance and (ii) a Common Warrant to purchase one share of our common stock which will have a term that expires two and one-half years from the date of issuance. The Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately, but can only be purchased together in this offering. The purchase price of each Pre-Funded Warrant and accompanying Common Warrants is equal to the price per share at which the shares of common stock and accompanying Common Warrants are being sold in this offering, minus $0.0001. The exercise price of each Pre-Funded Warrant will equal $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire prior to exercise.

For additional information regarding such warrants, see “Description of Securities Offered” beginning on page S-33 of this prospectus supplement.

Common Warrants offered by us	Common Warrants to purchase up to an aggregate of 57,512,958 shares of common stock. Each share of our common stock is being sold together with (i) a Common Warrant to purchase one share of our common stock which will have a term that expires five years from the date of issuance and (ii) a Common Warrant to purchase one share of our common stock which will have a term that expires two and one-half years from the date of issuance. The shares of our common stock and Common Warrants are immediately separable and will be issued separately, but can only be purchased together in this offering. Each Common Warrant will have an exercise price of $0.6490 per share, will become exercisable on the six month anniversary of the date of issuance.

This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants included in this offering and the issuance of the StockBlock Warrants to be issued in connection with certain contractual obligations between us and StockBlock. The exercise price of the Pre-Funded Warrants, Common Warrants, and StockBlock Warrants and the number of shares into which such warrants may be exercised are subject to adjustment in certain circumstances.

For additional information regarding such warrants, see “Description of Securities Offered” beginning on page S-33 of this prospectus supplement.

Combined offering price	$0.590 per share of common stock and accompanying Common Warrants and $0.5899 per Pre-Funded Warrant and accompanying Common Warrants.

Common stock to be outstanding immediately after this offering	239,147,047 shares assuming no exercise of any Pre-Funded Warrants and Common Warrants issued in this offering and no exercise of any StockBlock Warrants to be issued pursuant to certain contractual obligations between us and StockBlock.

Use of proceeds	We currently intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” beginning on page S-29 of this prospectus supplement for additional detail.

StockBlock Warrants	Although all securities being sold in this offering are being sold directly by us, we are obligated to pay certain fees and issue the StockBlock Warrants to StockBlock pursuant to certain contractual obligations between us and StockBlock. Accordingly, we will issue to StockBlock the StockBlock Warrants to purchase up to 4,601,036 shares of common stock, representing 8.0% of the total number of shares of common stock and Pre-Funded Warrants issued in this offering. The StockBlock Warrants will have an exercise price of $0.7375 per share (which represents 125% of the combined offering price per share of common stock and accompanying Common Warrants sold in this offering) and will become exercisable on the six month anniversary of the date of issuance and one half of the StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires five years from the date of the commencement of sales in this offering and the remaining one-half of such StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires on the date that is two and one-half years from the date of issuance.

Trading symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “SCLX.” There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-20 of this prospectus supplement and other information included or incorporated in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of common stock outstanding assumes that an aggregate of 212,791,700 shares are outstanding immediately prior to the completion of this offering, which number is based on an aggregate of 181,473,622 shares outstanding as of June 30, 2024 plus an aggregate of 31,318,078 shares of common stock issued after June 30, 2024 and on or prior to November 30, 2024 (comprised of (i) 7,014,500 shares of common stock issued upon exercise of outstanding warrants to purchase common stock, (ii) 9,214,529 shares of common stock issued upon conversion of our Tranche B Senior Secured Convertible Notes due 2026, (iii) 2,671,892 shares of common stock issued pursuant to advances made under the Company’s at-the-market sales agreement; (iv) 52,398 shares of common stock issued upon exercise of outstanding stock options (v) 10,000,000 shares issued to certain advisors of the Company, (vi) 2,197,802 shares issued as compensation to the placement agent in the Company’s registered direct offering in October 2024, and (vii) 166,957 shares issued pursuant to purchases made under the Company’s Employee Stock Purchase Plan), and assumes that following November 30, 2024 we have not issued any additional shares of common stock, and excludes:

•

653,282 shares of common stock issuable upon the exercise of stock options outstanding under the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan with a weighted average exercise price of $0.77 per share;

•	15,527,155 shares of common stock issuable upon the exercise of stock options outstanding under the 2019 Stock Option Plan of Scilex, Inc. with a weighted average exercise price of $1.73 per share;

•

19,592,605 shares of common stock issuable upon the exercise of stock options outstanding under the Scilex Holding Company 2022 Equity Incentive Plan, as amended, with a weighted average exercise price of $5.95 per share;

•	up to 17,327,329 shares of common stock available for future issuance under the Scilex Holding Company 2022 Equity Incentive Plan, as amended;

•	up to 4,142,275 shares of common stock available for future issuance under the Scilex Holding Company 2022 Employee Stock Purchase Plan;

•	up to 1,400,000 shares of common stock available for future issuance under the Scilex Holding Company 2023 Inducement Plan;

•	6,958,309 shares of common stock issuable upon the exercise of our public and private warrants to purchase shares of our common stock, with an exercise price of $11.50 per share;

•	6,500,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $0.01 per share;

•	5,571,653 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.70 per share;

•	470,588 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $2.125 per share;

•	15,000,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.10 per share;

•	1,200,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.25 per share;

•	3,250,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.20 per share;

•	11,169,724 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.09 per share; and

•	up to 41,702,905 shares of common stock issuable upon the conversion of our Tranche B Senior Secured Convertible Notes due 2026 at an initial conversion price of $1.09 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Common Warrants offered in this offering and no exercise of the StockBlock Warrants to be issued pursuant to certain contractual obligations between us and StockBlock in connection with this offering.

RISK FACTORS

Our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated by reference into this prospectus supplement, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus supplement, as well as the other information included in this prospectus supplement, before making an investment decision with respect to our securities.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The effective offering price per share of common stock in this offering substantially exceeds the pro forma as adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. After giving effect to the sale of common shares, Pre-Funded Warrants and accompanying Common Warrants in this offering at a combined offering price of $0.590 per share and accompanying Common Warrants and $0.5899 per Pre-Funded Warrant and accompanying Common Warrants (attributing no value to the Pre-Funded Warrants and the Common Warrants or proceeds from the sale of the accompanying Common Warrants being so offered and after deducting the fees and estimated offering expenses payable by us), and based on our pro forma as adjusted net tangible book value as of June 30, 2024, if you purchase securities in this offering, you will suffer substantial and immediate dilution of $1.56 per share in net tangible book value. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the securities offered in this offering.

The sale of our securities in this offering, including any shares issuable upon the exercise of the Pre-Funded Warrants, the Common Warrants and the StockBlock Warrants, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new offerings.

We may from time to time issue additional common stock at a discount from the current trading price of our common stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred shares or common shares. Sales of our securities in this offering, including any common stock issuable upon the exercise of the Pre-Funded Warrants, the Common Warrants and the StockBlock Warrants, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. Failure to obtain this necessary capital if needed may force us to delay, limit, or terminate our business plans or our operations.

We have not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our common stock.

We have not paid cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our ability to pay dividends may be limited by covenants in future outstanding indebtedness that we or our subsidiaries may incur. Since we do not intend to pay any cash dividends, a stockholder’s ability to receive a return on such stockholder’s investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which our stockholders have purchased it.

The Pre-Funded Warrants and Common Warrants purchased in this offering are speculative in nature and do not entitle the holder to any rights as common stockholders until the holder exercises such warrant for shares of our common stock, except as set forth in the Pre-Funded Warrants and the Common Warrants. The Pre-Funded Warrants and Common Warrants being offered also may not have value.

Until you acquire shares of our common stock upon exercise of your Pre-Funded Warrant or Common Warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, such as voting rights, except as set forth therein. Upon exercise of your Pre-Funded Warrants or Common Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date. For example, as more fully described in the section titled “Dividend Policy” beginning on page S-30 of this prospectus supplement, we have declared but not yet paid a stock dividend for holders of record as of November 7, 2024. Accordingly, if you acquire shares of our common stock or any warrants in this offering, which post-dates such record date, you will not be entitled to participate in such dividend with respect to such shares or warrants. Moreover, following this offering, the market value of the Pre-Funded Warrants and Common Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Common Warrants will equal or exceed their offering price. The Pre-Funded Warrants and Common Warrants being offered by us in this offering have an exercise price of $0.0001 and $0.6490, respectively, per share, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately upon issuance until exercised in full. The Common Warrants will become exercisable on the six month anniversary of the date of issuance and half of such warrants will expire five years from the date of issuance and the remaining half will expire two and one half years from the date of issuance, after which date any unexercised Common Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Common Warrants during the period when they are exercisable, the Common Warrants may not have any value.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants, the Common Warrants and the StockBlock Warrants.

Each Pre-Funded Warrant, Common Warrant and StockBlock Warrant may be exercised by way of a cashless exercise if permitted by the terms of such warrants, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Pre-Funded Warrants, Common Warrants and StockBlock Warrants, as applicable. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants, the Common Warrants or the StockBlock Warrants or if the Pre-Funded Warrants, the Common Warrants or the StockBlock Warrants altogether are not exercised at all.

We do not intend to apply for any listing of the warrants issued in this offering on any exchange or nationally recognized trading system, and we do not expect a market to develop for such warrants.

We do not intend to apply for any listing of any warrants issued in this offering on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for such warrants. Without an active market, the liquidity of such warrants will be limited. Further, the existence of such warrants may act to reduce both the trading volume and the trading price of our common stock.

Significant holders or beneficial holders of our common stock may not be permitted to exercise the Pre-Funded Warrants or Common Warrants that they purchase in this offering.

The terms of the Pre-Funded Warrants and Common Warrants will prohibit a holder (together with its affiliates and other attribution parties) from exercising any portion of a Pre-Funded Warrant or Common Warrant, as applicable, to the extent that immediately after giving effect to such exercise, the holder would own more than 4.99% of our outstanding common stock, provided that, at the election of the holder, such beneficial ownership limitation may be increased or decreased to a percentage not to exceed 9.99% of our outstanding common stock upon 61 days’ notice to us. As a result, if you hold a significant amount of our securities, you may not be able to exercise your Pre-Funded Warrants or Common Warrants for shares of our common stock, in whole or in part, at a time when it would be financially beneficial for you to do so.

We may not have the sufficient resources to repurchase the Common Warrants.

Under certain circumstances, in the event of a fundamental transaction, as described in the Common Warrants, holders of the Common Warrants may each require us or our successor entity in such transaction to repurchase the remaining unexercised portion of such Common Warrant for an amount of cash equal to the value of such Common Warrant as determined in accordance with the Black Scholes option pricing model on the date of the fundamental transaction, if the fundamental transaction is within our control. Our or such successor entity’s ability to repurchase the Common Warrants upon such an event will depend on our or such successor entity’s available cash resources at such time, which will also be subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the Common Warrants in the event of a fundamental transaction.

If we do not maintain a current and effective registration statement or resale registration statement registering the shares of common stock issuable upon exercise of the Common Warrants, holders will also be able to exercise such Common Warrants on a “cashless basis.”

If a registration statement registering the shares of common stock issuable upon exercise of the Common Warrants under the Securities Act is not effective or available at the time that holders wish to exercise such Common Warrants, and if a resale registration statement registering the shares of common stock issuable upon exercise of the Common Warrants under the Securities Act is also not effective or available at the time that holders wish to exercise such Common Warrants, holders will also be able to exercise the Common Warrants on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the Common Warrants will be fewer than it would have been had such holders exercised their Common Warrants for cash.

The market price of our common stock may fluctuate significantly, and investors in our common stock may lose all or a part of their investment.

The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. For example, from November 11, 2022 (the first trading day following the closing of the Business Combination) to December 11, 2024, our closing stock price ranged from $0.57 to $14.80. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control.

Our recurring losses from operations, negative cash flows and substantial cumulative net losses raise substantial doubt about our ability to continue as a going concern.

In Note 2 titled “Liquidity and Going Concern” of our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, we disclose that there is substantial doubt about our ability to continue as a going concern. We have negative working capital and have incurred significant operating losses and negative cash flows from operations and expect to continue incurring losses for the foreseeable future. Further, we had an accumulated deficit of approximately $552.2 million as of June 30, 2024 and approximately $490.2 million as of December 31, 2023. These conditions raise substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to become a profitable operating company is dependent upon our ability to generate revenue and obtain financing adequate to fulfill our development and commercialization activities, and achieving a level of revenue adequate to support our cost structure. We have plans to obtain additional resources to fund our currently planned operations and expenditures through additional debt and equity financing. We will need to seek additional financing to fund our current operations, including the commercialization of ZTlido, GLOPERBA and ELYXYB, as well as the development of our other material product candidates for the next 12 months. Our plans are substantially dependent upon the success of future sales of ZTlido, GLOPERBA and ELYXYB, among which GLOPERBA and ELYXYB are still in the early stages of commercialization, and are dependent upon, among other things, the success of our marketing of ZTlido, GLOPERBA and ELYXYB and our ability to secure additional payor contracts with terms that are consistent with our business plan. If we are unable to obtain sufficient funding, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. Future financial statements may disclose substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our Common Stock.

On November 1, 2024, we received a letter from Nasdaq notifying us that, because the closing bid price for our shares of common stock, par value $0.0001 (the “Common Stock”), has been below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until April 30, 2025, to regain compliance with the Minimum Bid Price Requirement. If we do not regain compliance with the Minimum Bid Price Requirement by April 30, 2025, we may be afforded a second 180 calendar day grace period. To qualify, we would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to provide written notice of our intention to cure the minimum bid price deficiency during this second 180-day compliance period by effecting a reverse stock split, if necessary.

On November 21, 2024, we received a letter (the “Nasdaq Notice”) from Nasdaq advising us that we were not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of our failure to file the Q3 Form 10-Q in a timely manner. The Listing Rule requires listed companies to timely file all required periodic reports (the “Timely Reporting Requirement”) with the Securities and Exchange Commission (the “SEC”).

Under Nasdaq rules, we have 60 calendar days from receipt of the Nasdaq Notice, or until January 20, 2025, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts our plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

If it appears to the Staff that we will not be able to cure the deficiencies disclosed above, or if we are otherwise not eligible for the additional compliance period, and we do not regain compliance (i) by April 30, 2025 for the Minimum Bid Price Requirement or (ii) by January 20, 2025 for the Timely Reporting Requirement, Nasdaq will provide written notification to us that our shares of Common Stock are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.

If Nasdaq determines to delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

•	causing our shares of Common Stock to be transferred to a more limited market than Nasdaq, which could affect the market price, trading volume, liquidity and resale price of such shares;

•	causing an event of default under the Company’s existing debt instruments;

•	reducing the number of investors, including institutional investors, willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity;

•	decreasing the amount of news and analyst coverage relating to us;

•	reducing the availability of information concerning the trading prices and volume of our Common Stock;

•	limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and

•	impacting our reputation and, as a consequence, our business and operations.

The Company and/or its directors and officers may be subject to litigation or other actions as a result of or relating to our internal investigation and our failure to timely file the Q3 Form 10-Q with the SEC and an unfavorable outcome with respect to such matters could harm our business, financial condition and results of operations.

As previously disclosed, the Audit Committee of our Board of Directors recently commenced an investigation with the assistance of independent counsel with respect to an evaluation of the following contracts: (i) the Commitment Side Letter entered into with FSF 33433 LLC (a copy of which was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on June 12, 2024), (ii) a distribution agreement entered into with Endeavor Distribution LLC (“Distributor”) in June 2024, and (iii) the Satisfaction Agreement entered into with FSF 33433 LLC and Distributor (filed with the SEC in the Company’s Current Report on Form 8-K filed on September 18, 2024). The investigation relates to the accounting treatment of such contracts and related matters.

Failure to comply with applicable laws or regulations, as interpreted and applied, or the Company’s reporting obligations with the SEC could have a material adverse effect on the Company’s reputation, the price of its securities and its business, financial condition and results of operations. The Company cannot predict the outcome of the above-referenced matters. Our management may be required to devote significant time and attention to these matters. An unfavorable outcome could have a material adverse impact on the Company’s financial position, results of operations or liquidity or the market for its securities, and could subject the Company and/or its directors and officers to litigation or other actions from third parties or regulatory bodies related to the above-referenced matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	our ability to prevent, respond to, and recover from a cybersecurity incident;

•	the effect of global economic and political developments, including the conflicts in Ukraine and Israel; and

•	the impact of COVID-19 and other similar disruptions in the future.

Any forward-looking statements should be considered in light of these factors. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on information available as of the date of this prospectus supplement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I —Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus supplement.

You should assume that the information appearing in this prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some of these risks and uncertainties may in the future be amplified by COVID-19 (or other similar disruptions), and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus supplement relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus supplement, we have not independently verified the market and industry data contained in this prospectus supplement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus supplement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus supplement titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of securities in this offering will be approximately $15.5 million, after deducting fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the Pre-Funded Warrants and the Common Warrants issued in this offering.

We will only receive additional proceeds from the exercise of the Pre-Funded Warrants and the Common Warrants if the Pre-Funded Warrants and the Common Warrants are exercised and the holders of such Pre-Funded Warrants and Common Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of such warrants.

We currently intend to use the net proceeds from this offering, including any net proceeds to us from the exercise of the Pre-Funded Warrants and the Common Warrants, for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the costs and timing of commercial and development activities, including, for example, conducting preclinical studies and clinical trials, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

DIVIDEND POLICY

Except as set forth below, we have never declared or paid any dividend on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividend in the foreseeable future.

As previously disclosed on October 27, 2024, our board of directors (the “Board”) declared a stock dividend (the “Dividend”) consisting of an aggregate of 5,000,000 shares (the “Dividend Stock”) of Series 1 Mandatory Exchangeable Preferred Stock, par value $0.0001 per share, to record holders of the following Company securities as of the close of business on November 7, 2024 (the “Record Date”): (i) our common stock (such record holders, the “Record Common Holders”), (ii) certain warrants to purchase common stock that have not been exercised prior to the Record Date (and which have the right to participate in the Dividend pursuant to the terms of their respective warrants, other than, for the avoidance of doubt any warrants to purchase common stock with an exercise price of $11.50 per share, and any other warrants that by their terms have not vested and are therefore not entitled to participate in the Dividend) (such warrants, the “Participating Warrants” and such record holders, the “Record Warrant Holders”), (iii) certain tranche B senior secured convertible notes issued by us in October 2024 (such notes, the “Participating Notes” and such record holders, the “Record Note Holders”), and (iv) our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” and such record holder, the “Record Preferred Holder” and together with the Record Common Holders, the Record Warrant Holders, and the Record Note Holders, the “Record Holders”). Subject to the Board’s right to change the Record Date and conditioned upon the effectiveness of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Dividend (unless otherwise determined by the Board) shall be paid on such date to be determined by subsequent resolutions of the Board, which payment date shall be within 60 days following the Record Date (i.e., by January 6, 2025) (such date as determined by the Board, the “Payment Date”) and shall be apportioned on a pro rata basis among the Record Holders in accordance with each Record Holder’s ownership percentage of our common stock (assuming the full exercise of all Participating Warrants to purchase common stock held by the Record Warrant Holders, the conversion of all Participating Notes held by the Record Note Holders and deemed conversion of all outstanding Series A Preferred Stock held by the Record Preferred Holder) as of the Record Date as set forth in the records of our transfer agent (with respect to the Record Common Holders and Record Preferred Holder) and ours (with respect to the Record Warrant Holders and the Record Note Holders) as of the Record Date. As of the date of this prospectus supplement, the Board has not yet set a Payment Date for the Dividend and retains the right to revoke the Dividend and change the Record Date.

Should we decide in the future to declare a cash dividend or any other dividend, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Further, our ability to pay dividends may be limited by covenants of any existing outstanding indebtedness and future outstanding indebtedness we or our subsidiaries incur.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the effective offering price per share and the net tangible book value per share of our common stock after this offering, assuming no value is attributed to the Common Warrants issued in this offering.

As of June 30, 2024, we had net tangible book value of approximately $(262,629,000), or $(1.45) per share. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares of our common stock outstanding.

Our pro forma net tangible book value as of June 30, 2024, before giving effect to this offering, was approximately $(249,081,000), or $(1.17) per share of our common stock. Pro forma net tangible book value, before the issuance and sale of shares of securities in this offering, gives effect to the issuance of an aggregate of 31,318,078 shares of common stock after June 30, 2024 and on or prior to November 30, 2024 (comprised of (i) 7,014,500 shares of common stock issued upon exercise of outstanding warrants to purchase common stock, (ii) 9,214,529 shares of common stock issued upon conversion of our Tranche B Senior Secured Convertible Notes due 2026, (iii) 2,671,892 shares of common stock issued pursuant to advances made under the Company’s at-the-market sales agreement, (iv) 52,398 shares of common stock issued upon exercise of outstanding stock options (v) 10,000,000 shares issued to certain advisors of the Company, (vi) 2,197,802 shares issued as compensation to the placement agent in the Company’s registered direct offering in October 2024, and (vii) 166,957 shares issued pursuant to purchases made under the Company’s Employee Stock Purchase Plan), and assumes that following November 30, 2024 we have not issued any additional shares of common stock.

After giving further effect to (i) the pro forma adjustments set forth above and (ii) the issuance and sale in this offering of (i) 26,355,347 shares of common stock (excluding shares of common stock issuable upon exercise of the Common Warrants being offered in this offering) at an offering price of $0.590 per share of common stock and accompanying Common Warrants, and (ii) Pre-Funded Warrants to purchase up to 2,401,132 shares of common stock at an offering price of $0.5899 per Pre-Funded Warrant and accompanying Common Warrants, after deducting fees and estimated offering expenses payable by the Company, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately $(233,314,000), or approximately $(0.97) per share. This amount represents an immediate increase in pro forma net tangible book value of approximately $0.20 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.56 per share to new investors purchasing securities in this offering.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution:

Combined offering price per share of common stock and accompanying Common Warrant		$0.590
Net tangible book value per share as of June 30, 2024	$(1.45)
Pro forma net tangible book value per share as of June 30, 2024	$(1.17)
Increase in pro forma net tangible book value per share attributable to the issuance of an aggregate of 31,318,078 shares of our common stock after June 30, 2024 and on or prior to November 30, 2024 (as described above)	$0.28
Pro forma as adjusted net tangible book value per share, after giving effect to this offering	$(0.97)
Net tangible book value per share after this offering		$0.97
Dilution per share to investors participating in this offering		$1.56

The discussion and table above assume no exercise of the Pre-Funded Warrants and the Common Warrants issued in this offering and no exercise of the StockBlock Warrants to be issued to StockBlock pursuant to certain contractual obligations between us and StockBlock.

The above table is based on 181,473,622 shares of common stock outstanding as of June 30, 2024, and excludes the following securities:

•

653,282 shares of common stock issuable upon the exercise of stock options outstanding under the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan with a weighted average exercise price of $0.77 per share;

•	15,527,155 shares of common stock issuable upon the exercise of stock options outstanding under the 2019 Stock Option Plan of Scilex, Inc. with a weighted average exercise price of $1.73 per share;

•

19,592,605 shares of common stock issuable upon the exercise of stock options outstanding under the Scilex Holding Company 2022 Equity Incentive Plan, as amended, with a weighted average exercise price of $5.95 per share;

•	up to 17,327,329 shares of common stock available for future issuance under the Scilex Holding Company 2022 Equity Incentive Plan, as amended;

•	up to 4,142,275 shares of common stock available for future issuance under the Scilex Holding Company 2022 Employee Stock Purchase Plan;

•	up to 1,400,000 shares of common stock available for future issuance under the Scilex Holding Company 2023 Inducement Plan;

•	6,958,309 shares of common stock issuable upon the exercise of our public and private warrants to purchase shares of our common stock, with an exercise price of $11.50 per share;

•	6,500,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $0.01 per share;

•	5,571,653 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.70 per share;

•	470,588 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $2.125 per share;

•	15,000,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.10 per share;

•	1,200,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.25 per share;

•	3,250,000 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.20 per share;

•	11,169,724 shares of common stock issuable upon the exercise of our warrants to purchase shares of our common stock, with an exercise price of $1.09 per share; and

•	up to 41,702,905 shares of common stock issuable upon the conversion of our Tranche B Senior Secured Convertible Notes due 2026 at an initial conversion price of $1.09 per share.

To the extent that options or warrants (including the Common Warrants offered hereby and the StockBlock Warrants to be issued pursuant to certain contractual obligations between us and StockBlock) are exercised or convertible notes are converted, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED

Common Stock

Our authorized capital stock consists of (i) 740,000,000 shares of common stock, $0.0001 par value per share and (ii) 45,000,000 shares of preferred stock, $0.0001 par value per share, of which 29,057,097 shares have been designated as Series A Preferred Stock and 5,000,000 shares have been designated as Series 1 Mandatory Exchangeable Preferred Stock. As of June 30, 2024, there were 181,473,622 shares of common stock, 29,057,097 shares of Series A Preferred Stock and no shares of Series 1 Mandatory Exchangeable Preferred Stock issued and outstanding.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SCLX”. On December 11, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.590 per share.

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus beginning on page 10.

Pre-Funded Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of such warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant that is filed as an exhibit to a Current Report on Form 8-K that we will file in connection with this offering for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and have an indefinite term. The exercise price and number of shares of common stock issuable upon exercise of the Pre-Funded Warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage, not to exceed 9.99%, upon 61 days’ notice to us.

Cashless Exercise. The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, either the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such fractional share amount.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The common stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the Nasdaq Capital Market.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Purchase Rights. If at any time the Company grants, issues or sells any purchase rights (including options, convertible securities or rights to purchase stock, warrants, securities or other property) pro rata to the record holders of our common stock, each Pre-Funded Warrant holder will be entitled to acquire the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of his or her Pre-Funded Warrant. The holder’s participation in any such purchase right is subject to the beneficial ownership limitations described above.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitations on exercise described in the Pre-Funded Warrants, each holder of a Pre-Funded Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the Pre-Funded Warrant immediately prior to the record date for the distribution. To the extent that the Pre-Funded Warrants have not been partially or completely exercised at the time of such distribution, such portion of the distribution shall be held in abeyance for the benefit of the holder until the holder has exercised such warrant.

Fundamental Transaction. Subject to certain exceptions set forth in the Pre-Funded Warrants, in the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Common Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Common Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of such warrants. Prospective investors should carefully review the terms and provisions of the form of Common Warrant that is filed as an exhibit to a Current Report on Form 8-K that we will file in connection with this offering for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price. Each Common Warrant will have an initial exercise price per share equal to $0.6490. The Common Warrants will become exercisable on the six month anniversary of the date of issuance. One half of the Common Warrants (or Common Warrants to purchase an aggregate of 28,756,479 shares of common stock) will have a term that expires five years from the date of issuance and the remaining one-half of the Common Warrants (or Common Warrants to purchase an aggregate of 28,756,479 shares of common stock) will have a term that expires on the date that is two and one-half years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise of the Common Warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. Each of the Common Warrants will be issued separately from the common stock included in this offering.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Common Warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage, not to exceed 9.99%, upon 61 days’ notice to us.

Cashless Exercise: If, at any time during the term of the Common Warrants, the issuance of shares of our common stock upon exercise of the Common Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Common Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the Common Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Common Warrants. In addition, each warrant outstanding on the expiration date shall be automatically exercised via cashless exercise.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, at our election, either the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such fractional share amount.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The common stock issuable upon exercise of the Common Warrants is currently listed on the Nasdaq Capital Market.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

Purchase Rights. If at any time prior to the expiration of the Common Warrants the Company grants, issues or sells any purchase rights (including options, convertible securities or rights to purchase stock, warrants, securities or other property) pro rata to the record holders of our common stock, each Common Warrant holder will be entitled to acquire the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of his or her Common Warrant. The holder’s participation in any such purchase right is subject to the beneficial ownership limitations described above.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitations on exercise described in the Common Warrants, each holder of a Common Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the Common Warrant immediately prior to the record date for the distribution. To the extent that the Common Warrants have not been partially or completely exercised at the time of such distribution, such portion of the distribution shall be held in abeyance for the benefit of the holder until the holder has exercised such warrant.

Fundamental Transaction. Subject to certain exceptions set forth in the Common Warrants, in the event of a fundamental transaction, as described in the Common Warrants and generally including any merger or consolidation with or into another entity, the holders of the Common Warrants, shall have the right to exercise the Common Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the Common Warrant. In addition, in the event of a fundamental transaction that is within our control, including a fundamental transaction approved by our board of directors or where the consideration is in all stock of the successor entity, each holder of the Common Warrants will have the right to require us to repurchase the unexercised portion of its Common Warrant at its fair value using the Black Scholes option pricing formula. In the event of a fundamental transaction which is not within our control, including a fundamental transaction not approved by our board of directors or the consideration is not in all stock of the successor entity, each holder of warrants will have the right to require us or a successor entity to redeem the unexercised portion of its Common Warrant for the same consideration paid to the holders of our common stock in the fundamental transaction at the unexercised Common Warrant’s fair value using the Black Scholes option pricing formula.

StockBlock Warrants

As disclosed elsewhere in this prospectus supplement, although all securities being sold in this offering are being sold directly by us, we are obligated to pay certain fees and issue the StockBlock Warrants to StockBlock pursuant to certain contractual obligations between us and StockBlock. Accordingly, we will issue to StockBlock the StockBlock Warrants to purchase up to 8.0% of the total number of shares of common stock and Pre-Funded Warrants sold in this offering. The StockBlock Warrants will have the same terms as the Common Warrants described above, except that the StockBlock Warrants will have an exercise price of $0.7375 per share (which represents 125% of the combined offering price per share of common stock and accompanying Common Warrants sold in this offering) and one half of the StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires five years from the date of the commencement of sales in this offering and the remaining one-half of such StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires on the date that is two and one-half years from the date of issuance.

PLAN OF DISTRIBUTION

We are offering (i) 26,355,347 shares of common stock, (ii) Pre-Funded Warrants to purchase up to 2,401,132 shares of common stock, and (iii) Common Warrants to purchase up to 57,512,958 shares of common stock directly to certain accredited investors and qualified institutional buyers pursuant to this this prospectus supplement and the accompanying prospectus and a securities purchase agreement (the “Securities Purchase Agreement”), dated as of December 11, 2024. The combined offering price per share of common stock and accompanying Common Warrants is $0.590 and per Pre-Funded Warrant and accompanying Common Warrants is $0.5899 (which equals the price per share at which shares of common stock and accompanying Common Warrants are being sold to purchasers in this offering minus the $0.0001 per share exercise price of each such Pre-Funded warrant share).

On the closing date, we will issue the shares, Pre-Funded Warrants and Common Warrants to the purchasers and we will receive proceeds (before expenses) in the amount of approximately $17.0 million. We estimate that the expenses of this offering payable by us will be approximately $0.8 million.

The shares and pre-funded warrants were offered directly to the purchasers without an underwriter, placement agent, broker or dealer.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of us and the purchasers. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the purchasers and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

We currently anticipate that the closing of the sale of such shares, Pre-Funded Warrants and Common Warrants will take place on or about December 13, 2024, subject to the satisfaction or waiver of customary closing conditions.

A copy of the form of the Securities Purchase Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Subsequent Equity Sales

Under the terms of the Securities Purchase Agreement, from the date of such agreement until December 27, 2024, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock Equivalents (as defined therein), or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions set forth therein.

StockBlock Warrants

As disclosed elsewhere in this prospectus supplement, although all securities being sold in this offering are being sold directly by us, we are obligated to pay certain fees and issue certain warrants to StockBlock pursuant to certain contractual obligations between us and StockBlock. Accordingly, we will issue to StockBlock or its designees, at the closing of this offering, the StockBlock Warrants to purchase 8.0% of the total number of shares of our common stock and Pre-Funded Warrants sold in this offering. The StockBlock Warrants will have substantially the same terms as the Common Warrants being sold and issued in the offering, except that the StockBlock Warrants will have an exercise price equal to 125% of the combined offering price per share of common stock and accompanying Common Warrants sold in this offering (or $0.7375 per share) and one half of the StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires five years from the date of the commencement of sales in this offering and the remaining one-half of such StockBlock Warrants (or StockBlock Warrants to purchase an aggregate of 2,300,518 shares of common stock) will have a term that expires on the date that is two and one-half years from the date of issuance. The StockBlock Warrants and the shares of common stock underlying the StockBlock Warrants are being registered on the registration statement of which this prospectus supplement is a part.

Trading Market

Our common stock and certain warrants outstanding prior to this offering are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW,” respectively.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Scilex Holding Company appearing in Scilex Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On December 5, 2024, the audit committee of the Company’s board of directors (the “Audit Committee”) approved the appointment of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm, effective immediately, for the quarter ended September 30, 2024 and the fiscal year ending December 31, 2024. BPM replaced Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period preceding BPM’s engagement, neither the Company nor anyone acting on its behalf consulted BPM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and BPM did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on accounting principles or practices, financial statement disclosure or auditing scope or procedures or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

In order to complete its review of the Company’s financial statements as of, and for the period ended, September 30, 2024 (the “Q3 Financials”), the Company’s independent registered public accounting firm, Ernst & Young, recently requested that the Audit Committee conduct an investigation with respect to certain contracts entered into by the Company in June 2024 and September 2024, and the corresponding accounting for such contracts, which may impact Ernst & Young’s willingness to rely on management’s representations in connection with its review of the Q3 Financials. The contracts are comprised of the Commitment Side Letter entered into with FSF 33433 LLC (a copy of which was filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Current Report on Form 8-K filed on June 12, 2024), a distribution agreement entered into with Endeavor Distribution LLC (“Distributor”) in June 2024, and the Satisfaction Agreement entered into with FSF 33433 LLC and Distributor (filed with the SEC in the Company’s Current Report on Form 8-K filed on September 18, 2024). As two of the contracts were entered into during the Company’s second fiscal quarter of 2024, the investigation of such contracts may have a material impact on the Company’s financial statements as of, and for the quarter ended, June 30, 2024, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024 (the “Q2 Form 10-Q”).

In response to Ernst & Young’s request, the Audit Committee recently commenced an investigation with the assistance of independent counsel with respect to an evaluation of the above referenced contracts, the accounting treatment of such contracts, and related matters. The Audit Committee was recently informed by its independent counsel that no conclusive findings have been made yet and its investigation will not be completed for at least several weeks. In addition, Ernst & Young informed the Audit Committee that, even after the investigation by independent counsel is complete, Ernst & Young could not provide any assurance as to when or whether it could timely complete its review of the Q3 Financials.

On November 19, 2024, because of Ernst & Young’s inability to provide such assurance regarding the completion of its review of the Q3 Financials, the Audit Committee (as such committee was constituted at the time the investigation commenced) voted to dismiss Ernst & Young, effective immediately. Ernst & Young had initially been engaged by the Company in 2020 when it was still a private company and was reengaged as the Company’s independent registered public accounting firm in 2022 in connection with the Company becoming a publicly traded company. Based on the Audit Committee’s prior discussions with Ernst & Young, the Company does not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Audit Committee has commenced its process of identifying a new independent registered public accounting firm and will disclose its engagement of a new firm promptly following such engagement.

The reports of Ernst & Young on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except (i) for the disclosure of the material weakness in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) that, as described in the Ernst & Young Letter (as defined below), Ernst & Young advised the Audit Committee, including in a discussion on November 10, 2024, in substance, that information had come to Ernst & Young’s attention that if further investigated may materially impact the fairness or reliability of the financial statements issued or to be issued for the second and third quarters, or cause Ernst & Young to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and at the time of Ernst & Young’s dismissal on November 19, 2024, such investigation was not complete.

The Company provided Ernst & Young with a copy of the foregoing disclosure and requested Ernst & Young to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein. On November 20, 2024, Ernst & Young furnished a copy of such letter to the Company stating that it disagrees with certain of the statements made by the Company (the “Ernst & Young Letter”), a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K/A filed with the SEC on November 22, 2024 (the “Form 8-K/A”).

As set forth below and described in the Form 8-K/A, the Company disagrees with certain of the statements made by Ernst & Young in the Ernst & Young Letter.

First, in the fourth bullet point of the Ernst & Young Letter, Ernst & Young states that “The Executive Chairman asserted a view that the Audit Committee should terminate or suspend the independent investigation and/or terminate Ernst & Young.” The Company disagrees with this statement, as the Executive Chairman discussed Ernst & Young, among other things, the timing of Ernst & Young’s completion of its review of the Q3 Financials, the potential scenarios surrounding a possible transition to a new accounting firm if determined to do so by the Audit Committee due to the timing issues for Ernst & Young to complete its review of the Q3 Financials, and what level of support the Company might expect to receive from Ernst & Young during a transition to a new accounting firm.

Second, in the sixth bullet point of the Ernst & Young Letter, Ernst & Young states that “Subsequently, on November 19, Ernst & Young learned that the person who had been Chair of the Audit Committee was no longer on the Audit Committee, and the remaining members of the Audit Committee had decided to dismiss Ernst & Young as the Company’s auditor.” The Company believes that such statement suggests, incorrectly, that the Audit Committee had been reconstituted prior to a vote regarding Ernst & Young’s dismissal. As noted above in paragraph three of this Amendment No. 1, the members of the Audit Committee voted to dismiss Ernst & Young, and was comprised of the same members of the Audit Committee for the entirety of the investigation as of such date.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

•

our Current Reports on Form 8-K (other than any portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K  and any exhibits accompanying such reports that relate to such items) filed with the SEC on February 16, 2024, February  20, 2024, February 27, 2024, February 29, 2024, March 5, 2024, March 22, 2024, March 25, 2024, March 27, 2024, April 5, 2024, April 25, 2024, June 12, 2024, July 25, 2024, September  3, 2024, September  18, 2024, September 23, 2024, October  7, 2024, October  8, 2024, October  28, 2024, November  7, 2024, November  20, 2024, November  22, 2024 (Current Report on Form 8-K/A), November  22, 2024, November  22, 2024, November  29, 2024, December  6, 2024, and December 10, 2024; and

•

the description of our common stock set forth in our Registration Statement on Form  8-A (File No. 001-39852), filed with the SEC on January 6, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 12, 2024.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the completion of the offering of the securities described in this prospectus supplement will also be incorporated by reference in this prospectus supplement from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement.

Notwithstanding the preceding, unless specifically stated to the contrary, none of the information that we disclose under 2.02 or 7.01 or, if related to Items 2.02 or 7.01, Item 9.01 of any Current Report on Form 8-K that we may, from time to time, furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated reference or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is incorporated by reference or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to above are also available on our corporate website at www.scilexholding.com under the heading “Investors”. Unless specifically listed above, the information contained on the SEC website or our website is not incorporated by reference into this prospectus supplement and you should not consider that information a part of this prospectus supplement. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

Scilex Holding Company

Attn: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholdings.com

Phone: (650) 516-4310

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

PROSPECTUS

SCILEX HOLDING COMPANY

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $500,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights or units. This prospectus provides you with a general description of the securities that we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus, prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock, par value $0.0001 per share (“Common Stock”), is currently listed on the Nasdaq Capital Market under the symbol “SCLX”. On January 5, 2024, the last reported sales price for our Common Stock was $2.04 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2024.

i

ABOUT THIS PROSPECTUS

Whenever we refer to “Scilex,” “we,” “our” or “us” in this prospectus, we mean Scilex Holding Company, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any related free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is correct on any date after the respective dates of the prospectus, such prospectus supplement or supplements and free writing prospectus, as applicable, even though this prospectus, such prospectus supplement or supplements and free writing prospectus are delivered or securities are sold pursuant thereto, as applicable, at a later date. Since the respective dates of the prospectus contained in this registration statement, any accompanying prospectus supplement and any free writing prospectus, our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Scilex”, “the Company”, “we”, “us”, “our” or similar references mean Scilex Holding Company.

Scilex Holding Company

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. We launched our first commercial product in October 2018 and are developing our late-stage pipeline, which includes a candidate with completed pivotal Phase 3 study, a candidate with completed Phase 2 study, and a candidate with completed multiple Phase 1 studies and expected to enter Phase 2 studies in 2024. Our commercial product, ZTlido® (lidocaine topical system) 1.8% is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with post-herpetic neuralgia (“PHN”), which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. We believe our marketed product, ZTlido, has multiple advantages over currently available prescription and over-the-counter (“OTC”) lidocaine patches, of which over 147 million and 136 million of such patches were sold in the United States in 2021 and 2020, respectively, according to Symphony Healthcare. We license the rights to ZTlido from and rely exclusively on Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu,”) pursuant to the Product Development Agreement, dated as of May 11, 2011, by and among Scilex Pharmaceuticals, Inc., our wholly-owned subsidiary (“Scilex Pharma”), as successor to Stason Pharmaceuticals, Inc., Oishi and Itochu, and the Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have acquired two FDA approved non-opioid pain products, GLOPERBA® and ELYXYB®, for the treatment of gout in adults and oral solution for the acute treatment of migraine, with or without aura, in adults. We launched ELYXYB in the U.S. in April 2023 and are planning to commercialize GLOPERBA in 2024.

Our three product candidates are (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM”), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a Phase 2, next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in 2024. If these product candidates are approved by the FDA, we believe each of them could become the preferred treatment option for their respective indications in the United States.

On June 14, 2022, we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg Agreement, among other things, Romeg granted us (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA”. We believe Gloperba is the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We are planning to commercialize GLOPERBA in 2024 and believe we are well-positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the U.S. On February 12, 2023, we acquired from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYB (celecoxib oral solution) and the commercialization thereof in the United States and Canada. ELYXYB is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We launched ELYXYB in the U.S. in April 2023.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of these pipeline product candidates.

We acquired SP-102 from Semnur Pharmaceuticals, Inc. in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. SP-103 has also been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of chronic neck pain. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia. We believe our currently approved product and future product candidates, if approved, could address what we believe are the significant unmet needs of the targeted populations.

Our Marketed Product and Pipeline

The following chart illustrates our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December  31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2023, June  30, 2023 and September 30, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Business Combination

On November 10, 2022, Vickers Vantage Corp. I, our predecessor company (“Vickers”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing (“Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”), as it may be amended or restated from time to time (the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) prior to the closing of the Business Combination (the “Closing”), Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the Closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of our company, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occurs, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the costs and timing of commercial and development activities, including, for example, conducting preclinical studies and clinical trials, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, and fees and expenses of our counsel and our accountants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our use of proceeds in connection with any offering;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	the effect of global economic and political developments, including the conflicts in Ukraine and Israel;

•	the impact of COVID-19 and other similar disruptions in the future; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.”

Any forward-looking statements should be considered in light of these factors. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus, or any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I —Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II—Item 1A, “Risk Factors”, in our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2023, June  30, 2023 and September 30, 2023 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some of these risks and uncertainties may in the future be amplified by COVID-19 (or other similar disruptions), and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DESCRIPTION OF CAPITAL STOCK

General Matters

The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) authorizes the issuance of (i) 740,000,000 shares of Common Stock and (ii) 45,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which 29,057,097 shares have been designated as Series A Preferred Stock. As of November 30, 2023, there were 157,905,655 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock issued and outstanding.

Our Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of our Common Stock.

Dividend Rights

The holders of our Common Stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our board of directors (the “Board”) upon the shares of our capital stock, which dividends may be paid either in cash, in property or in shares of our capital stock, subject to preferences that may be applicable to preferred stock, if any, then outstanding. Subject to applicable law and the Certificate of Incorporation, our Board will have full power to determine whether any dividends shall be declared and paid to stockholders.

Voting Rights

Each holder of our Common Stock will be entitled to one vote for each share of our Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except for any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of our Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation or the Delaware General Corporation Law, as amended (the “DGCL”). Any action or matter presented to the stockholders at a duly called or convened meeting, at which a quorum is present, will be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon, except that our directors will be elected by a plurality of the votes cast.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our Preferred Stock, if any, then outstanding.

No Preemptive or Similar Rights

Our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Non-Assessable

The outstanding Vickers Ordinary Shares and the shares of our Common Stock issued in the Business Combination are fully paid and non-assessable. The “Vickers Ordinary Shares” consist of (i) the ordinary shares, par value $0.0001 per share, of Vickers prior to the Domestication and (ii) the Common Stock following the Domestication.

Our Preferred Stock

The Certificate of Incorporation authorizes our Board, subject to limitations prescribed by Delaware law, to issue up to 45,000,000 shares of preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, in each case without further vote or action by our stockholders. The number of authorized shares of our Common Stock and our Preferred Stock may be increased or decreased (but not below the number of the shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding stock entitled to vote thereon.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. Other than the Series A Preferred Stock issued to Sorrento Therapeutics, Inc. (“Sorrento”) in connection with the closing of the Business Combination, there are no other Preferred Stock outstanding and we have no current plans to issue any other shares of preferred stock.

Number and Designation

We filed the Certificate of Designations of the Company, designating 29,057,097 shares of our preferred stock as “Series A Preferred Stock” (“Certificate of Designations”). As of the date of this prospectus, 29,057,097 shares of the Series A Preferred Stock are held by SCLX Stock Acquisition JV LLC, our indirect wholly-owned subsidiary, which shares were repurchased from Sorrento pursuant to the terms of the Stock Purchase Agreement, dated September 21, 2023, entered into between us and Sorrento (the “Sorrento SPA”) and represent all of the shares of Series A Preferred Stock that were previously owned by Sorrento. The shares of Series A Preferred Stock have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series A Preferred Stock shall rank (i) senior to all of our Common Stock, and to all other classes or series of our capital stock, except for any such other class or series, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Junior Securities”); and (ii) on parity with each class or series of our capital stock, created specifically ranking by its terms on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Parity Securities”).

Dividend Rights

Holders of the Series A Preferred Stock shall not be entitled to dividends unless we pay dividends to holders of the Common Stock and shall be entitled to receive, when, as and if declared by our Board, such dividends (whether in cash or other property) as are paid to holders of our Common Stock to the same extent as if such holders of Series A Preferred Stock had been deemed to convert their shares of Series A Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of the Common Stock.

Liquidation Preference

In the event of a change of control, liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of our property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of $10.00 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the Series A Preferred Stock) and all accrued and unpaid dividends and (ii) the amount such share of Series A Preferred Stock would be entitled to receive pursuant to the change of control, liquidation, dissolution or winding-up of the Company assuming that such share had been converted into shares of Common Stock in a Deemed Conversion (as defined below).

Conversion and Redemption Rights

The shares of Series A Preferred Stock will not be convertible into Common Stock or any of our other securities and will not be redeemable by the Company; provided, however, a number of the rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designations will be determined based on an as-converted-to-Common Stock basis or otherwise assume that the shares of Series A Preferred Stock are converted into shares of Common Stock. Accordingly, the number of shares of Common Stock that each share of Series A Preferred Stock is deemed to be (or otherwise being treated as) converted into for the purpose of affecting the various rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designation (a “Deemed Conversion”), whether in connection with a change of control or otherwise, shall be equal to the result obtained by dividing (i) stated value by (ii) $10.00 (subject to anti-dilution adjustments).

Voting and Other Preferred Rights

Except as otherwise required by law or as set forth in the Certificate of Designations, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to one vote for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion on the record date for the determination of the stockholders entitled to vote.

As long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (a) change the Series A Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property except in accordance with the terms of the Certificate of Designations; (b) create, authorize or issue any Parity Security or other equity security the terms of which provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company, or increase the authorized amount of any such other class or series; or (c) amend the Certificate of Incorporation or the Certificate of Designations in any manner that adversely affects the holders of Series A Preferred Stock.

Registration Rights

Pursuant to the Registration Rights Agreement entered into in connection with the closing of the Business Combination, certain of our stockholders are able to demand that we register their registrable securities under certain circumstances and each also have piggyback registration rights for these securities. In addition, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of all such registrable securities. We have filed a registration statement on Form S-1 (File No. 333-268603) which was initially declared effective by the SEC on December 27, 2022, in order to satisfy these obligations. The registration of these securities will enable the public sale of such securities. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of our securities.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Certain provisions of Delaware law, along with the Certificate of Incorporation and the Bylaws of Company (the “Bylaws”), all of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire the Company, which could deprive our stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and our Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules and listing standards of The Nasdaq Stock Market LLC. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Impact of the Equity Repurchase Transaction on Provisions Related to a Sorrento Trigger Event

Certain provisions of our Certificate of Incorporation related to the number of authorized directors, filling vacancies on the Board, removal of directors, stockholder actions by written consent, calling of special meetings of our stockholders, our election to not be governed by Section 203 of the DGCL and amendments to our Certificate of Incorporation and our Bylaws lapse upon or are triggered at the time Sorrento Therapeutics, Inc. (“Sorrento”, together with its affiliates, subsidiaries, successors and assigns (other than us and our subsidiaries)) first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (the “Sorrento Trigger Event”). Upon the closing of the equity repurchase transaction pursuant to the Sorrento SPA, a Sorrento Trigger Event occurred. The disclosures below related to the foregoing provisions are based on the occurrence of such event.

Classified Board of Directors

The Certificate of Incorporation provides that our Board are divided into three classes, with the classes as nearly equal in number as practical and each class serving three-year staggered terms. The directors in each class serve for a three-year term (except that the term of our current Class II directors shall expire at the second annual meeting of stockholders following the closing of the Business Combination), with one class being elected each year by the stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

The Certificate of Incorporation also provides that the total number of directors shall be determined from time to time exclusively by our Board.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that, except as otherwise required by law or the Certificate of Incorporation, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, in each case subject to the rights of holders of any series of Preferred Stock.

In addition, the Certificate of Incorporation provides that, except as otherwise provided therein or by law, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in our Board, shall be filled only by a majority of the directors then in office, although less than a quorum, and shall not be filled by our stockholders, in each case subject to the rights of the holders of any series of Preferred Stock.

These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of the Company or changes in our management.

Delaware Anti-Takeover Law

The Certificate of Incorporation provides that we are governed by Section 203 of the DGCL.

Section 203 of the DGCL prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The Certificate of Incorporation provides that the restrictions on business combination of Section 203 of the DGCL will not apply to Sorrento or its current or future Affiliates (as defined in the Certificate of Incorporation) regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of our capital stock entitled to vote generally in the election of directors beneficially owned by them.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may only be called by order of the Chairperson of our Board, our Board or the Chief Executive Officer, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock. The Bylaws prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

The Bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.

Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of stockholders held after January 1, 2023, the date of the preceding year’s annual meeting of the stockholders shall be deemed to be June 30, 2022); provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. The Bylaws also specifies requirements as to the form and content of a stockholder’s notice. The Bylaws allows any previously scheduled stockholders meeting to be postponed, adjourned or canceled by resolution of our Board; provided, however, that with respect to any special meeting of stockholders scheduled at the request of Sorrento, our Board is not allowed to postpone, reschedule or cancel without the prior written consent of Sorrento. In addition, the Bylaws allows the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and the terms of the Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the following provisions of the Certificate of Incorporation: Article V (Board of Directors), Article VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), Article VII (Limitation of Liability), Article VIII (Corporate Opportunities and Competition), Article IX (Exclusive Forum), Article X (Section 203 of the DGCL) and Article XI (Amendment of Certificate of Incorporation and Bylaws), and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

The Certificate of Incorporation and the Bylaws provide that, our Board is authorized to make, alter and repeal the Bylaws, without the consent or vote of the stockholders, by an approval of a majority of the total authorized number of directors. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the Bylaws.

The provisions of the DGCL, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL or of the Certificate of Incorporation or the Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. The foregoing exclusive forum provisions will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. We may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any person who is or was a director or officer of the Company or who is or was serving at our request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (a “Covered Person”) and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was a director, officer, employee or agent of the Company or is or was a director, officer, employee or agent of the Company serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors, executive officers and certain other employees as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. Our Board believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of

Incorporation provides that, to the fullest extent permitted by law, no Identified Person (as defined therein) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that is engaged in the same or similar business activities as we or our affiliates or competes with us or our affiliates. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer to us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates. Subject to the preceding sentences and to the fullest extent permitted by applicable law, neither we nor any of our subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and we waive and renounce any interest or expectancy therein, except with respect to opportunities offered solely and expressly to our officers in their capacity as such.

Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our capital stock at the time of the transaction to which the action relates.

SPAC Warrants

At the effective time of the Domestication, each warrant to purchase Vickers Ordinary Shares that was issued and outstanding immediately prior to the effective time of the Domestication and not terminated pursuant to its terms was converted into a warrant to purchase shares of our Common Stock on the same terms and conditions as are in effect with respect to such warrant immediately prior to the effective time of the Domestication. As of November 30, 2023, there are 10,958,309 outstanding SPAC Warrants.

“SPAC Warrants” consist of (i) the redeemable warrants that were included in the Units (each of which consisted of one Vickers Ordinary Share and one-half of one redeemable warrant) that entitle the holder of each whole warrant to purchase one Vickers Ordinary Share at a price of $11.50 per share (the “Public Warrants”), and (ii) the 6,840,000 warrants sold in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd consummated on January 11, 2021 (of which 2,736,000 were subsequently forfeited and 3,104,000 were transferred to Sorrento, in each case in connection with the Business Combination) (the “Private Placement Warrants”).

Public Warrants

Each Public Warrant entitles the registered holder thereof to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. We may, in our sole discretion, lower the warrant exercise price at any time prior to the expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 20 days’ prior written notice to registered holders of the warrants.

However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of the Business Combination, warrantholders may, from the 91st day after the consummation of the Business Combination until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire five years from the consummation of the Business Combination (i.e., November 10, 2027) at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

We may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder,

•

if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given, and

•

if, and only if, there is an effective registration statement covering the Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption.

We may not exercise such redemption right if the issuance of the Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing per share price of our Common Stock and the warrant exercise price so that if the per share price of our Common Stock declines as a result of our redemption call, the redemption will not cause the per share price of our Common Stock to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders of warrants to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase 150 shares of our Common Stock and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares of our Common Stock without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Requiring a cashless exercise in this manner will reduce the number of shares of our Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to use if we do not need the cash from the exercise of the Public Warrants.

The warrants are issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the registered holders of a majority of the then-outstanding warrants (including the Private Placement Warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of (i) a stock dividend or split up, (ii) a consolidation, combination, reverse stock split or reclassification of the Common Stock, (iii) extraordinary dividend or (iv) reclassification or reorganization of the outstanding Common Stock or an merger or consolidation of us with or into another corporation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below the par value per share issuable upon exercise of the warrants. Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, the warrant exercise price will be adjusted by multiplying such warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or bank draft payable to the order of the warrant agent or wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrantholders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrantholder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants except that such Private Placement Warrants are exercisable for cash (even if a registration statement covering the issuance of the Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The foregoing summary of the terms and conditions of the SPAC Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the specimen warrant certificate and the Warrant Agreement that are filed as exhibits to the registration statement of which this prospectus forms a part.

Penny Warrants

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, dated September 21, 2023, between us and Oramed Pharmaceuticals Inc. (“Oramed” and such Securities Purchase Agreement, the “Scilex-Oramed SPA”), we issued warrants to purchase Common Stock, having an exercise price of $0.01 per share, subject to adjustment as provided therein (such warrants, the “Penny Warrants”), to Oramed.

The warrant to purchase up to an aggregate of 4,500,000 shares of our Common Stock, with an exercise price of $0.01 per share, which we issued to Oramed pursuant to the Scilex-Oramed SPA (the “Closing Penny Warrant”), will be exercisable upon the earliest of (i) March 14, 2025, (ii) the date on which the senior secured promissory note due 18 months from the date of issuance in the principal amount of $101, 875,000 issued by us to Oramed pursuant to the Scilex-Oramed SPA (the “Oramed Note”) has been repaid in full and (iii) the Management Sale Trigger Date (as defined therein), if any, and will expire on the date that is the fifth anniversary of the issuance date. For purposes of the Penny Warrants, the Management Sale Trigger Date is generally the first date on which either Dr. Henry Ji, our Executive Chairperson, or Mr. Jaisim Shah, our Chief Executive Officer and President and a member of the Board, engages in certain sales or other similar transfers of shares of Common Stock or other of our or any of our subsidiaries’ securities, subject to certain exceptions as are customary for lock-up agreements executed by directors and officers in connection with financings or similar transactions.

Pursuant to the Scilex-Oramed SPA, we issued to Oramed four warrants (each a “Subsequent Penny Warrant”) to purchase up to an aggregate of 8,500,000 shares of our Common Stock, each with an exercise price of $0.01 per share, each for 2,125,000 shares of Common Stock, one of which shall vest and become exercisable on the date that is the later of (i) each of March 19, 2024, June 17, 2024, September 15, 2024 or December 14, 2024 (the “Subsequent Penny Warrant Vesting Date”) and (ii) the earliest of (A) March 14, 2025, (B) the date on which the Oramed Note has been repaid in full and (C) the Management Sale Trigger Date (as defined therein), if any. Each Subsequent Penny Warrant will expire on the date that is the fifth anniversary of the issuance date; provided that, if the Oramed Note is repaid in full prior to the Subsequent Penny Warrant Vesting Date applicable to such Subsequent Penny Warrant, such Subsequent Penny Warrant will expire on the date the Oramed Note is repaid in full.

The exercise price of the Closing Penny Warrant issued to Oramed pursuant to the Scilex-Oramed SPA is $0.01 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Penny Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, as described in the Penny Warrants; provided that there shall not be any adjustment to the exercise price of the Penny Warrants in the event we combine (by combination, reverse stock split or otherwise) our Common Stock into a smaller number of shares.

Oramed may exercise the Penny Warrants by means of a “cashless exercise.” The Closing Penny Warrant and the Subsequent Penny Warrants utilize the same form of warrant.

The Penny Warrants may not be exercised if Oramed, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Oramed Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, Oramed may increase or decrease the Oramed Beneficial Ownership Limitation.

The foregoing summary of the terms and conditions of the Penny Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Penny Warrants that is filed as an exhibit to the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Shares of our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW”, respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.

General Matters

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the form of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the applicability of any guarantees;

•	the terms and conditions upon which we may redeem the debt securities;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•

if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	the terms of the subordination of any series of the debt securities;

•	restrictions on transfer, sale or other assignment of the debt securities, if any;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any addition to or change in the provisions relating to or dealing with defeasance;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Scilex) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of, or extend the time for, payment of interest (including default interest) on any debt security;

•

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm based thereon that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “-Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. The holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The holder may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Scilex, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with Common Stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase Common Stock, preferred stock, units or the other securities described in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the currencies in which the rights are being offered;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Common Stock, preferred stock, units or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Scilex Holding Company appearing in Scilex Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Scilex Holding Company. The SEC’s Internet site can be found at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities, and the inclusion of our website address in this prospectus is an inactive textual reference only.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023;

(b)

Our Quarterly Reports on Form 10-Q for the quarter ended March  31, 2023, filed with the SEC on May 12, 2023, the quarter ended June 30, 2023, filed with the SEC on August 11, 2023, and the quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

(c)

Our Current Reports on Form 8-K (other than any portions thereof furnished under Item 2.02 or Item  7.01 of Form 8-K and any exhibits accompanying such reports that relate to such items) filed with the SEC on January  9, 2023, January  17, 2023, February  6, 2023, February  9, 2023, February  13, 2023, March  21, 2023, April  11, 2023, April  20, 2023, April  26, 2023, May  5, 2023, June  27, 2023, July  7, 2023, August  31, 2023, September  8, 2023, September 13. 2023, September  21, 2023, September  22, 2023, September  26, 2023, September  27, 2023, September  28, 2023, October  11, 2023, November  2, 2023 and December 22, 2023; and

(d)

The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39852), filed with the SEC on January 6, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Scilex Holding Company

Attn: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholdings.com

Phone: (650) 516-4310

SCILEX HOLDING COMPANY

26,355,347 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 2,401,132 Shares of Common Stock

Up to 2,401,132 Shares of Common Stock Underlying the Pre-Funded Warrants

Common Warrants to Purchase up to 57,512,958 Shares of Common Stock

Up to 57,512,958 Shares of Common Stock Underlying the Common Warrants

StockBlock Warrants to Purchase up to 4,601,036 Shares of Common Stock

Up to 4,601,036 Shares of Common Stock Underlying the StockBlock Warrants

PROSPECTUS SUPPLEMENT

December 11, 2024